UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Playtika Holding Corp. (the “Company”) approved an adjustment to the base salaries and target annual bonus opportunities for Robert Antokol, the Company’s Chief Executive Officer and Chairperson of the Board, Craig Abrahams, the Company’s President and Chief Financial Officer, and Michael Cohen, the Company’s Chief Legal Officer and Corporate Secretary. The Compensation Committee reviewed the compensation packages of these executives in light of the ending of the Company’s 2021-2024 Retention Plan as of December 31, 2024.

As previously disclosed, Mr. Antokol agreed to reduce his 2023 and 2024 base salary to $17,146, the minimum salary required for his position under Israeli law, which reduction will remain into effect until December 31, 2024. Effective as of January 1, 2025, Mr. Antokol’s base salary will be increased to $1,980,000 and his target annual bonus opportunity will be decreased from $3,500,000 to $1,980,000. Additionally, effective as of January 1, 2025, Mr. Abrahams’ base salary will be increased from $350,000 to $1,150,000 and his target annual bonus opportunity will be decreased from $2,000,000 to $1,150,000, and Mr. Cohen’s base salary will be increased from $385,000 to $875,000 and his target annual bonus opportunity will be decreased from $1,100,000 to $875,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of December 20, 2024